As filed with the Securities and Exchange Commission on February 20, 1998
                                        Registration No. 33-65890


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                     Post-Effective Amendment No. 1 to
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                      BUTLER NATIONAL CORPORATION
          (Exact name of registrant as specified in its charter)

     Delaware                                                41-0834293
(State or other jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                          1546 E. Spruce Rd.
                          Olathe, KS  66061
        (Address of Principal Executive Offices and zip code)

                      BUTLER NATIONAL CORPORATION
                1993 NONQUALIFIED STOCK OPTION PLAN II
                      (Full Title of the Plan)

                          Clark D. Stewart
                             President
                     Butler National Corporation
                        1546 E. Spruce Rd.
                        Olathe, KS  66061
                         (913) 780-9595
(Name, address, including zip code and telephone number of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   [X]

This Form S-8 consists of 9 pages (including exhibits). The index to exhibits is set forth on page 7.

                   CALCULATION OF REGISTRATION FEE


                                Proposed       Proposed
Title of                        Maximum        Maximum
Securities         Amount       Offering       Aggregate      Amount of
to be              to be        Price per      Offering       Registration
Registered         Registered   Share(1)       Price(1)       Fee

Common Stock,      1,500,000    $5.00(1)       $7,500,000(1)  -2-
$.01 par value     shares



(1)Based upon the option price as established by the Board of Directors.
(2)Paid with initial filing.

                                 INTRODUCTION

     This Post Effective Amendment No. 1 to Registration Statement on Form S-8 is filed by Butler National Corporation (the "Corporation") relating to the Butler National 1993 Non-Qualified Stock Option Plan II. The Plan has been amended to extend the expiration date for the Plan to December 31, 2010.

                                   PART I

     Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                   PART II

Item 3. Incorporation of Documents by Reference

               The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

  (a) The Registrant's Annual Report on Form 10-K for the year ended April 30, 1997.
  (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

  (c) The Registrant's Registration Statement on Form 10 (Registration No. 0-1678-1) filed with the Commission on August 30, 1965.

Item 4.  Description of Securities

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

Item 6.  Indemnification of Directors and Officers.

               Under the Company's Restated Articles of Incorporation, Amended Bylaws and/or Delaware Corporation Act, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities act of 1933), to which they are made a party by reason of the fact that he or she is or was a director or officer of the Company. The Company does not carry any directors and officers insurance.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits

     Exhibit                                                           Page

     4(a)    Butler National Corporation 1993 Non-Qualified
             Stock Option Plan II...................................     *

     4(b)  Amendment No. 1 to the 1993 Non-Qualified Stock
             Option Plan II.........................................     9

     5(a)    Opinion and Consent of Lindquist & Vennum as
             to the legality of the securities being registered.....     *

    23(a)    Consent of Lindquist & Vennum (included in Exhibit
             5(a)).................................................      *

    23(b)    Consent of Arthur Andersen, LLP,
             Independent public accountants........................      8

     * Incorporated by reference from the Corporation's Registration Statement
of Form   S-8 (File No. 33-65890) filed with the  Commission on July 10, 1993.

Item 9.  Undertakings.
     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining the liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the unsuccessful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on this 13th day of February, 1998.


                                        BUTLER NATIONAL CORPORATION



                                        By:/S/Clark D. Stewart
                                        Clark D. Stewart
                                        President and Chief Executive Officer





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

                               POWER OF ATTORNEY

     The undersigned officers and directors of Butler National Corporation hereby constitute and appoint Clark D. Stewart and Edward J. Matukewicz or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                           Date

/S/Clark D. Stewart          President and Chief Executive   February 13, 1998
Clark D. Stewart             Officer and Director
                             (Principal Executive Officer)


/S/Edward J. Matukewicz      Treasurer and Chief Financial   February 13, 1998
Edward J. Matukewicz         Officer (Principal Financial
                             and Accounting Officer)


/S/R. Warren Wagoner         Director                        February 13, 1998
R. Warren Wagoner


/S/William A. Griffith       Director                        February 13, 1998
William A. Griffith


/S/William E. Logan          Director                        February 13, 1998
William E. Logan


/S/David B. Hayden           Director                        February 13, 1998
David B. Hayden

EXHIBIT INDEX


Exhibit
Number

     4(a)   Butler National Corporation 1993 Non-Qualified
            Stock Option Plan II....................................     *

     4(b) Amendment No. 1 to the 1993 Non-Qualified
            Stock Option Plan II....................................     9

     5(a)   Opinion and Consent of Lindquist & Vennum as
            to the legality of the securities being registered.....      *

    23(a)   Consent of Lindquist & Vennum (included in Exhibit
            5(a)).................................................       *

    23(b)   Consent of Arthur Andersen, LLP,
            Independent public accountants........................       8

     * Incorporated by reference from the Corporation's Registration Statement
of Form   S-8 (File No. 33-65890) filed with the  Commission on July 10, 1993.




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